EXHIBIT 4.5
                                                                     -----------

THIS NOTE IS ISSUED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR APPLICABLE STATE SECURITIES LAWS. THIS NOTE MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF, IN WHOLE OR IN PART, IN THE ABSENCE OF SUCH REGISTRATION UNLESS DATAMETRICS CORPORATION (THE "COMPANY") HAS RESERVED THE WRITTEN OPINION OF THE COMPANY'S COUNSEL OR OTHER COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT, AFTER INVESTIGATION OF THE RELEVANT FACTS, SUCH COUNSEL IS OF THE OPINION THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION OF SUCH SECURITIES UNDER THE ACT OR APPLICABLE STATE SECURITIES LAWS.


                             DATAMETRICS CORPORATION


                         10% SUBORDINATED NOTE DUE 2000


$_______                                           Issue Date: December 24, 1998



         The undersigned, DATAMETRICS CORPORATION, a Delaware corporation having its chief executive office at 25B Hanover Road, Florham Park, NJ 07932 (the "Company"), for value received, hereby promises to pay to ____________________, or registered assigns (the "Holder"), at the principal office of the Holder or at such other place as the Holder may designate by written notice to the Company, the principal sum of ____________________________________ ($_______),
together with all accrued interest from and after the date hereof then unpaid, on December 24, 2000, (the"Maturity Date"), or earlier as shall be provided herein. The unpaid principal amount hereof shall accrue interest at the rate of ten percent (10%) per annum from and after the issue date hereof until all unpaid principal and interest shall be paid in full. The Company hereby promises to pay interest on the principal amount of this Note quarterly in arrears on each March 24, June 24, September 24 and December 24 of each year prior to the Maturity Date, unless prepaid earlier at the option of the Company in accordance with Section 3 hereof. Interest will be computed on the basis of a 360-day year of twelve 30-day months. If any payment shall become due hereunder on a Saturday, Sunday or other day on which banking institutions in the State of New York are authorized to close, the due date hereof shall be extended to the next day on which such banking institutions are not authorized to close.


         The Company has also issued this day in connection with the issue of the 10% Subordinated Notes due 2000, warrants to purchase an aggregate of 797,760 shares of Common Stock of the Company exercisable 3,000 shares per quarter for each $100,000 in principal amount of 10% Subordinated Notes due 2000 purchased and then outstanding.

                  SECTION 1. DEFINITION OF SENIOR DEBT. The term "Senior Debt" shall mean and consist of all present and future indebtedness and liabilities of the Company (contingently or otherwise) to Imperial Bank (the "Senior Lender") pursuant to the terms of that certain Loan and



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Security  Agreement  dated  March 4, 1996,  by and  between  the Company and the
Senior Lender as amended from time to time, and related agreements and instruments (collectively, the "LOAN DOCUMENTS") and any increase, refinancing, refunding or replacement of all or any part of such indebtedness.


                  SECTION 2. SUBSCRIPTION AGREEMENT. This Note is issued pursuant to a 10% Subordinated Note Subscription Agreement dated as of December ___, 1998 among the Company and the Holders (the "Subscription Agreement").


                  SECTION 3. SUBORDINATION OF NOTES. The Company, for itself, its successors and assigns, covenants and agrees, and each holder of this Note, by its acceptance hereof likewise covenants and agrees, that the obligations, liability and indebtedness of the Company evidenced by this Note and the payment of the principal amount hereof and interest thereon shall be subordinate in right of payment, to the extent and in the manner hereinafter set forth, to the prior payment and satisfaction in full of all Senior Debt, and each holder of this Note will not, without the express prior written consent of the Senior Lender, take or receive, and the Company will not make, give or permit, directly or indirectly, by set-off, redemption, purchase or in any other manner, any payment on, whether of interest or principal or security for the whole or any part of, the obligations evidenced by this Note; PROVIDED, HOWEVER that so long as no event of default under the Senior Debt shall have occurred and then be continuing or would occur as a result of, or after giving effect to, such payment, the Company may make, and the holder of this Note may receive, quarterly payments in arrears of interest accrued under this Note. Except for payments permitted by this Section 3, no payment or distribution of any kind or character, whether in cash, property or securities (including, without limitation, proceeds or collateral for the obligations evidenced by this Note), which, but for the subordination provisions contained herein, would otherwise be payable or deliverable to the Holder upon or in respect of the obligations evidenced by this Note, shall be paid to the Holder, and, except for payments permitted by this Section 3, the Holder shall not receive or accept any such payment or distribution or any benefit therefrom unless and until the Senior Debt shall have been fully paid and satisfied. Without limiting the generality of the foregoing provisions of this Section 3, in the event of any liquidation, termination, revocation or other winding-up of the Company, or in the event of any receivership, insolvency, reorganization or bankruptcy proceedings, assignment for the benefit of creditors or any proceeding by or against the Company for any relief under any bankruptcy, reorganization or insolvency law or laws, federal or state, or any law, federal or state, relating to the relief of debtors, readjustment of indebtedness, reorganization, composition or extension of indebtedness, then, and in any such event, all Senior Debt shall first be paid in full, before any payment or distribution is made in respect of this Note, and any payment or distribution of any kind or character, whether in cash, property or securities (including, without limitation, proceeds or collateral for this Note), which, but for the subordination provisions contained herein, would otherwise be payable or deliverable to the Holder upon or in respect of this Note, shall instead by paid over or delivered to the Senior Lender or its representatives if the Senior Debt has not been paid in full and satisfied, and the Holder shall not receive any such payment or distribution or any benefit therefrom unless and until the Senior Debt shall have been fully paid and satisfied.

                  SECTION 4. PREPAYMENTS. Subject to the restrictions contained in Section 3 hereof, the Company may prepay at any time all or any part of the principal amount owing with respect to this




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Note,  which  payment of  principal  shall  include  the unpaid  interest on the principal amount repaid through the date of repayment, without penalty, but at a premium equal to 102% of the principal amount so repaid, provided that the Company may not prepay less than 25% of the principal amount of this Note then outstanding.

                  SECTION 5. EXCHANGE OF NOTES. The Company shall keep at its office a register in which the Company shall provide for the registration of this Note and for the registration of exchange of this Note. Subject to the restrictions on this Note provided elsewhere herein, and subject to the restrictions of applicable securities and other laws, the registered holder of this Note may, at its option and either in person or by duly authorized attorney, surrender the same at such office, and without expense to such holder (other than transfer taxes, if any), receive in exchange therefor a Note, dated as of the date from which unpaid interest has been accrued on the Note so exchanged, in the principal amount hereof, and registered in the name of such person or registered assign, as may be designated by such holder. Every Note so made and delivered in exchange for this Note shall in all other respects be in the same form and have the same terms as this Note. The Company may treat the person in whose name this Note is registered as the owner and holder of this Note for the purpose of making payment of principal of, and interest on, this Note and for all other purposes whatsoever, whether or not this Note shall be overdue, and the Company shall not be affected by notice to the contrary.

                  SECTION 6. LOSS, THEFT, DESTRUCTION OR MUTILATION OF THIS NOTE. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note, and, in the case of loss, theft or destruction, of indemnity or security reasonably satisfactory to the Company, and upon reimbursement to the Company of all reasonable expenses incidental thereto, or, in case of mutilation, upon surrender and cancellation of this Note, the Company will make and deliver a new Note of like tenor, in lieu of this Note. Any Note made and delivered in accordance with the provisions of this Section 6 shall be dated as of the date to which interest has been paid on this Note.

                  SECTION 7. TRANSFER OF NOTE. The holder of this Note, by its acceptance hereof, agrees that it will not sell, transfer or otherwise dispose of this Note, in whole or in part, in the absence of registration under the Securities Act of 1933, as amended (the "Act"), and applicable state securities laws, unless the Company has received the written opinion of its counsel (or other counsel reasonably satisfactory to the Company) that, after investigation of the relevant facts, that such transaction does not require registration under said Act or applicable state securities laws.

                  SECTION 8. EVENTS OF DEFAULT. The entire unpaid portion of this Note may be declared immediately due and payable by a holder of this Note, by written notice from such holder to the Company upon the happening and continuing of any of the following events (each an "Event of Default"):

                  (a) The Company shall default in the payment of principal or interest under this Note when the same shall become due and payable and such default shall remain uncured for ten (10) days or more after notice of such default is given to the Company by such holder;




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                  (b) The  Company or any  present or future  subsidiary  of the
Company shall make an assignment for the benefit of creditors or shall admit in writing its inability to pay its debts as they become due, or shall file a voluntary  petition  in  bankruptcy,  or  shall be  adjudicated  a  bankrupt  or
insolvent,   or  shall   file  any   arrangement,   composition,   readjustment,
liquidation, dissolution or similar relief under any present or future statute, law or regulation pertaining to insolvency or creditors' rights, or shall file any answer admitting the material allegations of a petition filed against it in any such proceeding, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of it or all or any substantial part of its properties; or

                  (c) Any proceeding is filed against the Company or any present or future subsidiary of the Company, seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation pertaining to solvency or creditors' rights, and such proceeding continues for sixty (60) days undismissed, unstayed, unbonded and discharged.

                  SECTION 9. REIMBURSEMENT. The Company agrees to reimburse the holder of this Note for all its costs and expenses, including reasonable attorneys' fees and disbursements, expended in collecting any amounts due hereunder or in otherwise enforcing any of its rights hereunder.

                  SECTION 10. NOTICES. All notices and other communications required or permitted to be given in respect of this Note shall be in writing and shall be given as provided in the Debt Exchange Agreement.

                  SECTION 11. GOVERNING LAW. This Note has been executed and delivered in the State of New York and shall be governed by and construed in accordance with the laws of the State of New York without reference to the principles of conflicts of law thereof.

                  SECTION 12. JURISDICTION. The Company hereby irrevocably consents and submits to, and each holder of this Note, by its acceptance hereof, likewise hereby irrevocably consents and submits to, the exclusive jurisdiction of the United States District Court for the Southern District of New York in connection with any proceeding arising out of or relating to this Note, waives any objection to venue in such District (unless such court lacks jurisdiction with respect to such proceeding in which case, the Company irrevocably consents and submits to, and each holder of this Note, by its acceptance hereof, likewise irrevocably consents and submits to, the jurisdiction of the Supreme Court of the State of New York in connection with such proceeding and waives any objection to venue in New York County, State of New York), and agrees that service of any summons, complaint, notice or other process relating to such proceeding may be effected in the manner provided by Section 10 hereof.

                  SECTION 13. SUCCESSORS AND ASSIGNS. All of the covenants, stipulations, proses and agreements of the Company set forth in this Note shall be binding on its successor and assigns, whether so expressed or not.

                  SECTION 14. HEADINGS. The section headings contained in this Note are inserted for reference purposes only and shall not be deemed to constitute a part hereof.



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                  SECTION  15.      WAIVERS.  The  terms of this Note may not be
amended, modified, waived or eliminated except by a written instrument duly executed by the Company and the holder of this Note.


                  IN WITNESS WHEREOF, the Company has caused this Note to be signed in its corporate name by a duly authorized officer and to be dated as of the day and year first above written.


                                               DATAMETRICS CORPORATION


                                               By:
                                                  ------------------------------
                                                  Name: Daniel P. Ginns
                                                  Title: Chairman and CEO




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